AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February XX, 2003

                        REGISTRATION NO. 333-101771

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM F-1-A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          GUARDIAN BIOTECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


            Canada                               8731-26                                 N/A
(State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
incorporation or organization)         Classification Code Number)                     Number)

                            IPW, 110 Gymnasium Place
                    SASKATOON, SASKATCHEWAN, CANADA  S7N 0W9
                                 (306) 384-4114
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

AGENT  FOR  SERVICE:

TARGET GROUP
520 - 177 TELEGRAPH ROAD
BELLINGHAM WASHINGTON
U.S.A. 98226
1-866-802-1222
 (Name, address, including zip code, and telephone number, including area code, of agent of service)

WITH COPIES TO:
LAW OFFICES OF FRANK BIRKHOLZ                   DAE JON
SUITE #3827 - 1001 - 4TH AVENUE                 PENN CAPITAL CANADA LTD.
SEATTLE, WASHINGTON                             16TH FLOOR, 543 GRANVILLE STREET
U.S.A. 98154                                    VANCOUVER, BRITISH COLUMBIA, CANADA V6C 1X8
(206) 682 - 7626  EXT. 13                       (604) 647 - 0044

APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  THE  PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:
[ ]

                                                                             PROPOSED
                                                   PROPOSED MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF         AMOUNT  TO BE      OFFERING PRICE PER        AGGREGATE           AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED               UNIT             OFFERING PRICE     REGISTRATION FEE
---------------------------    -------------      ------------------      --------------     ----------------
Common stock, without par                          US$0.10 per share(1)       $  (1)                $
value:
- offered by selling
shareholders                     2,200,000         US$0.10                   US$220,000            US$20.24
- offered by Guardian            5,000,000         US$0.10                   US$500,000            US$46.00
---------------------------    -------------      ------------------      --------------     ----------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

There are no pre-existing contractual agreements for any person to purchase the shares. We have made no selling arrangements for the sale of the securities offered in this prospectus.


You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                FEBRUARY XX, 2003
                              SUBJECT TO COMPLETION

                                   PROSPECTUS


                               [GRAPHIC  OMITED]


                          GUARDIAN BIOTECHNOLOGIES INC.

                        2,200,000 SHARES OF COMMON STOCK
                       TO BE SOLD BY SELLING SHAREHOLDERS

                        5,000,000 SHARES OF COMMON STOCK
                            TO BE SOLD BY GUARDIAN

The common shares to be sold by selling shareholders hereunder are being offered for sale by existing shareholders of Guardian Biotechnologies Inc. ('Guardian'). The proceeds from the sale of shares by selling shareholders will not be for the benefit of Guardian and Guardian will receive no proceeds from these sales.

Guardian is also offering shares for sale to the public hereunder, and 5,000,000 new shares are to be issued from treasury. All proceeds from the anticipated sale of these shares will accrue to the benefit of Guardian.
                No public market currently exists for our shares.


INVESTING  IN  OUR COMMON SHARES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 9.



                                                  UNDERWRITING
                                    PRICE TO      DISCOUNTS  AND     PROCEEDS TO
                                    PUBLIC        COMMISSIONS        GUARDIAN
                                    --------      --------------     -----------
SELLING  SHAREHOLDERS
Per  common  share                   US$0.10      nil                $nil
OFFERED  BY  GUARDIAN
Per  common  share                   US$0.10      nil                $0.10
Total                                US$0.10      nil                $500,000.00
                                    --------      --------------     -----------




Dr. Sun Lee will offer and sell up to an aggregate of 5,000,000 common shares offered by Guardian under this prospectus, on behalf of Guardian, on a best efforts basis where he is not required to sell any specific number or dollar amount of securities but will use his best efforts to sell the securities offered at a price of US$0.10 per share until such time as the common stock may be quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately at negotiated prices. Guardian does not anticipate any broker or underwriter participation in this offering and will receive the proceeds of this portion of the offering. The offering will close no later than 190 days after the effective date of the registration statement that includes this prospectus. Dr. Sun Lee will be selling the shares on behalf of Guardian in reliance on the safe harbor provisions under a(4)(ii)of Rule 3a4-1 under the Securities Exchange Act.

Guardian's common stock is not listed on a national securities exchange or the Nasdaq Stock Market. We intend to apply to have our common stock included for quotation on the OTC Bulletin Board or BBX. There can be no assurance that an active trading market for Guardian stock will develop. If Guardian stock is included for quotation on the OTC Bulletin Board or BBX, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE  OF  CONTENTS

                                                                           PAGE
PROSPECTUS  SUMMARY                                                          7
RISK  FACTORS                                                                9
CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS                    13
USE  OF  PROCEEDS                                                           14
DETERMINATION  OF  OFFERING  PRICE                                          14
DIVIDEND  POLICY                                                            15
DILUTION                                                                    15
SELLING  SHAREHOLDERS                                                       16
PLAN  OF  DISTRIBUTION                                                      17
EXCHANGE  RATES                                                             18
CAPITALIZATION                                                              19
SELECTED  FINANCIAL  AND  OTHER  DATA                                       19
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION
     AND  RESULTS  OF  OPERATIONS                                           20
BUSINESS                                                                    24
MANAGEMENT                                                                  30
PRINCIPAL  SHAREHOLDERS                                                     32
DESCRIPTION  OF  SHARE  CAPITAL                                             33
SHARES  ELIGIBLE  FOR  FUTURE  SALE                                         33
TAX CONSIDERATIONS                                                          34
UNDERWRITING                                                                34
LEGAL  MATTERS                                                              35
EXPERTS                                                                     35
INFORMATION  AVAILABLE  TO  THE  PUBLIC                                     35
INDEX  TO  FINANCIAL  STATEMENTS                                            36

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS
    PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE
      INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS
                                    DOCUMENT.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until XXXX , 2003 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                      [This Page Intentionally Left Blank]

                               PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding Guardian and our common shares being sold in this offering and our historical financial statements included elsewhere in this prospectus. The following information should be read in conjunction with, and is qualified in its entirety by, the more detailed information and the Financial Statements (including the Notes thereto) contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in the offering. You should read the entire prospectus carefully.


                          GUARDIAN BIOTECHNOLOGIES INC.

OVERVIEW

Guardian has entered an agreement to be a distributor of laboratory instruments, products and supplies manufactured in Korea by Toylab, Inc. It is anticipated that the sale of laboratory products will complement the long term scientific endeavors of Guardian and will engender links to the scientific community. The expected sales from Toylab products will generate current revenues for Guardian that will enhance its operational budget. There is a distributorship agreement in place between Nexgen Biotechnologies, Inc. and Toylab, Inc., which has been assigned to Guardian by Nexgen. Long term, Guardian intends to invest in molecular farming for the development of valuable proteins. Guardian intends to form strategic alliances with Canadian and North American pharmaceutical, neutraceutical, cosmetic and animal industry companies to facilitate the manufacture, marketing and distribution of these protein products within Canada and the United States. Guardian's association with its parent company, Nexgen Biotechnologies, Inc., a Korean based company, (a 60.98% shareholder of Guardian) will enable Guardian to have access to Asian and European markets. As well, products developed by Nexgen will have North American market penetration via Guardian. Guardian has in place a Memorandum of Understanding about general business cooperation with respect to molecular farming with its parent company, Nexgen. Nexgen has developed and owns certain proprietary technology pertaining to molecular farming. Guardian intends also to develop a fee for service program which will focus on screening genetically modified species and crop products for external clients. This service will be based upon proprietary technology developed and owned by Nexgen Biotechnologies, Inc.

Guardian's goal is to be self sufficient within two years and to then focus on its long term molecular farming programs. To reach its two year goal, Guardian intends to rely on the sale of its shares, other shareholder financings and standard business trade financing.

STRATEGY
In summary, the business strategy for Guardian will be multi staged in that it will consist of three components:
1) Long term: Guardian will apply the majority of any capital investment into molecular farming for the development of valuable proteins. Concurrent with this will be the formation of strategic alliances with Canadian and North American pharmaceutical, neutraceutical, cosmetic and animal industry partners with Guardian to facilitate the manufacture, marketing and distribution of these protein products within Canada and the United States. The association with the parent company, Nexgen, will enable Guardian to have access to Asian and European markets. As well, products developed by Nexgen will have North American market penetration through Guardian.
2) Mid-term: Guardian will develop a fee for service program which will focus on screening genetically modified species and crop products as well as diagnostic testing for external clients. This service will be based upon proprietary technology already developed by Nexgen. The operation of fee for service will allow cash flow for Guardian for its yearly operational budget. The goal is to be ISO certified within two years.
3) Short-term: To deal with immediate cash flow, Guardian will function as a distributor of scientific instruments, products and supplies manufactured in

Korea by Toylab, Inc. It is the goal of Guardian to be self-sufficient within two years and to then focus the majority of capital investment on long-term molecular farming programs.

CONTACT  INFORMATION
Our principal executive offices are located at 4th Floor, IPW, 110 Gymnasium Place, Saskatoon, Saskatchewan, Canada S7N 0W9 and our telephone number is (306) 384-4114.

THE  OFFERING
Common stock offered  by  selling  shareholders:     2,200,000  shares
Common stock offered  by  Guardian:                  5,000,000  shares
Common stock outstanding before this offering: 8,200,000 shares Common stock to be outstanding after this offering: 13,200,000 shares

PROCEEDS  OF  THIS  OFFERING
The offering by the selling shareholders and by Guardian under this prospectus will be on a continuous and delayed basis.

We will not receive any of the proceeds from the sale of shares by our selling shareholders. The selling shareholders may offer and sell up to an aggregate of 2,200,000 shares of our common stock under this prospectus. The selling shareholders will offer and sell the shares at a price of US$0.10 per share until such time as our common stock may be listed on the OTC Bulletin Board and thereafter at prevailing market prices or privately at negotiated prices.

We will receive the proceeds from the sale of shares by Guardian. Guardian may offer and sell up to an aggregate of 5,000,000 shares of its common stock under this prospectus. Guardian will offer and sell the shares at a price of US$0.10 per share until such time as the 5,000,000 shares are subscribed and paid for or 190 days from the effective date of the offering.

The offering by the selling shareholders and by Guardian will begin after the registration statement that includes this prospectus becomes effective. There is no minimum number of shares to be sold in this offering and no public market currently exists for our shares.

Any and all funds received by Guardian from its sale of shares under this prospectus will be immediately available for use at the discretion of Guardian. No funds will be held in escrow.

SUMMARY  FINANCIAL  AND  OTHER  DATA

The summary financial and other data set forth below should be read in conjunction with the financial statements of Guardian including the notes thereto, and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' included in this prospectus. The statement of operations data set forth below for the fiscal period from inception August 15, 2002 to October 31, 2002 and the balance sheet data as of October 31, 2002 are derived from the October 31, 2002 audited financial statements of Guardian included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster (whose partners are members of The Canadian Institute of Chartered Accountants). Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Monetary amounts are shown in US$'s unless otherwise indicated.

SUMMARY  FINANCIAL  DATA

The following tables summarize the statement of operations and balance sheet data for our business.

                                                 PERIOD FROM INCEPTION
                                                   (AUGUST  15, 2002)
                                                   THROUGH OCTOBER 31,
STATEMENT  OF  OPERATIONS  DATA:                          2002
--------------------------------     -------------------------------------------
Revenues                                        $                   0
--------                                        ---------------------
Operating  Expenses                             $              98,207
-------------------                             ---------------------
Net  Loss                                       $             (98,207)
---------                                       ---------------------
Basic  loss  per  share                         $              (0.026)
-----------------------                         ---------------------
Weighted  average  common  shares  outstanding              3,831,169
----------------------------------------------  ---------------------

BALANCE SHEET DATA:                            AS AT OCTOBER 31, 2002
-------------------                            ----------------------
Cash                                            $             259,186
----                                            ---------------------
Total  Assets                                   $             259,186
-------------                                   ---------------------
Total  Liabilities                              $              40,496
------------------                              ---------------------
Shareholders'  Equity                           $             218,690
---------------------                           ---------------------



RISK  FACTORS


THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN GUARDIAN COMMON STOCK. BEFORE MAKING A DECISION CONCERNING THE PURCHASE OF GUARDIAN SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS WHEN YOU EVALUATE OUR BUSINESS. THE POTENTIAL SUCCESS OF OUR BUSINESS MODEL MUST BE CONSIDERED IN LIGHT OF OUR STATUS AS A DEVELOPMENT STAGE COMPANY THE MATERIAL RISKS OF WHICH ARE DESCRIBED AS FOLLOWS:

BUSINESS  RISKS

WE  HAVE  NOT  COMMENCED  OPERATIONS
Since we have not begun operating, the prediction of future financial results is difficult and, in some cases, impossible. Furthermore, we believe that period-to-period comparisons of our financial results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that we are unable to generate revenues as anticipated, our results of operations and financial condition will be materially and adversely affected, and our company may fail.

WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN WHICH COULD RESULT IN A LOSS FOR OUR INVESTORS
We may never become profitable. Since we have not begun operating, we are unable at this time to predict our potential to realize a profit. Our auditor has issued an auditors' report with explanatory paragraph for uncertainty to continue as a going concern. If we do achieve profitability at some point in the future, we cannot be certain that we will remain profitable or that profits will increase in the future. At this time, we have not commenced operations and expect to incur net losses for the foreseeable future. For further discussion, see the section of this prospectus entitled "management's discussion and analysis or plan of operation" below.

WE REQUIRE ADDITIONAL FUNDING SINCE WE EXPECT A NEGATIVE OPERATING CASH FLOW OVER THE NEXT 12 MONTHS
We expect to experience negative operating cash flow for the foreseeable future as a result of significant upfront expenses needed to develop proprietary therapeutic proteins for medical and veterinary use. Accordingly, we will need to raise additional funds in the short-term in order to fund our business plan. We will need to raise the funds by offering and selling equity securities or convertible debt securities, which will cause the percentage of ownership of our shareholders to be reduced. The securities issued to raise funds may have rights, preferences or privileges that are senior to those of the holders of our other securities, including our common stock. We do not have any contractual restrictions limiting our ability to incur debt. Any significant indebtedness, however, could restrict our ability to fully implement our business plan. If we are unable to repay the debt, we could be forced to cease operating. For further discussion, see liquidity and capital resources in the section of this prospectus entitled "management's discussion and analysis or plan of operation" below.

CHANGES OR INTERRUPTIONS TO OUR ARRANGEMENTS WITH SUPPLIERS MAY DECREASE OUR PROFITABILITY OR DESTROY OUR BUSINESS
Serving as a market distributor of laboratory instruments, products and supplies for Toylab Inc. is our initial business. In the case that Toylab fails to meet delivery, quality and technology requirements of the customer, we would be exposed to the risk of being held responsible for customers' claims and could suffer a possible loss of revenue or higher than anticipated costs, which could seriously harm our operating results and ability to attract new business and retain existing business. We are also subject to the risk that Toylab may cease providing their specialized products or may choose not to upgrade their products and thereby diminish the quality of the products we are able to deliver. If we are unable to find a replacement manufacturer, those products may be permanently unavailable. Any of these events could increase our costs and harm our ability to deliver products on time and to compete. Guardian intends to carry distributorship liability insurance to protect itself from this risk but has not yet acquired this insurance.

WE MAY NOT ACHIEVE THE CUSTOMER BASE NECESSARY TO BECOME OR REMAIN PROFITABLE, WHICH DECREASES THE VALUE OF OUR STOCK
The laboratory supply industry is highly competitive. Most of our competitors have significantly greater financial, technical, product development and marketing resources than us. Our primary competitors for customers include Prodigene, Inc. with respect to molecular farming, <Genx> International Inc., VWR-Canlab, Fisher Scientific and Labequip Ltd. with respect to sale of laboratory supplies and the laboratory services division of the University of Guelph in Ontario with respect to gmo testing. Many of our competitors have substantial installed customer bases and the ability to fund significant production and marketing efforts. There can be no assurance that future competition will not have a material adverse effect on our results of operations, financial condition or business. For further discussion, see competition under the section of this prospectus entitled "Description of Business" below.

SALES  AND  DISTRIBUTION
Guardian has yet to establish a significant distribution and support network in its markets. Failure on the part of Guardian to put into place an experienced and effective marketing infrastructure in a timely manner could act to delay or negate the realization of anticipated revenues.

MARKET  ACCEPTANCE
The viability of Guardian is dependent upon the market acceptance of its future products. There is no assurance that these will attain a level of market acceptance that will allow for continuation and growth of its business operations. In addition, Guardian will need to implement new processes and develop products to maintain its multi-staged operations. The development and launching of such processes and products can involve significant expenditure. There can be no assurance that Guardian will have sufficient financial resources to fund such programs and whether such undertaking will be commercially successful.

GUARDIAN'S MARKETS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND, THEREFORE, ITS SUCCESS DEPENDS UPON GUARDIAN'S ABILITY TO IDENTIFY AND INTRODUCE NEW PRODUCTS
The  markets  for  Guardian's  products  are  characterized  by:
-  rapidly  changing  technologies;
-  evolving  and  competing  industry  standards;
-  changing  customer  needs;  and
-  frequent  new  product  introductions  and  enhancements.

To develop new products for its target markets, the Guardian must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand its technical and design expertise. In addition, Guardian must have its products designed into its customers' future products and maintain close working relationships with key customers in order to develop new products that meet their changing needs.

Guardian cannot be assured that it will be able to identify new product opportunities successfully, develop and bring to market new products, achieve design wins or respond effectively to new technological changes or product announcements by its competitors. In addition, Guardian may not be successful in developing or using new technologies or in developing new products or product enhancements that achieve market acceptance. The pursuit of necessary technological advances may require substantial time and expense. Failure in any of these areas could harm Guardian's anticipated operating results.

THE LOSS OF ANY OF OUR KEY PERSONNEL MAY AFFECT OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN AND CAUSE OUR STOCK TO DECLINE IN VALUE.
We are dependent on key employees to implement our business plan, and the loss of any of them may have a negative affect on our ability to timely and successfully implement our business plan. We have an employment agreement with Sun Lee, CEO and president and with James Macpherson, director and general manager. We have not obtained key man insurance with respect to such persons. The key persons include Dr. Sun Lee and James Macpherson, Phd (Collette Jako,
Phd  and  Malgorzata  Nowak  are  expected  to  be  hired  February,  2003).

GOVERNMENT REGULATION OF THE BIOTECHNICAL INDUSTRY AND GENETIC MODIFICATIONS MAY NEGATIVELY AFFECT OUR ABILITY TO PROVIDE THE MARKETPLACE WITH OUR PRODUCTS AND SERVICES.
The laws and regulations applicable to genetically modified species (gmo) directly affect us because our products and services are dependent on the biotechnical industry. These laws and regulations are still evolving and unclear and have the potential of affecting our business. We are not aware of any current or pending laws that will have a substantial negative impact on our ability to carry out our business plan.

GUARDIAN MAY BE UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY, TRADE SECRETS AND KNOW-HOW WHICH WOULD REMOVE A BARRIER TO COMPETITION AND MAY DIRECTLY AFFECT THE AMOUNT OF REVENUE IT GENERATES.
Guardian depends heavily on its intellectual property and is dependent on its ability to maintain the confidentiality of its bio technology. Although Guardian intends to employ various methods, including patents, trademarks, copyrights and confidentiality agreements with employees, consultants and third party businesses, to protect its intellectual property and trade secrets, there can be no assurance that it will be able to maintain the confidentiality of any of its proprietary technologies, know-how or trade secrets, or that others will not independently develop substantially equivalent technology. The failure or inability to protect these rights could have a material adverse effect on guardian's operations.

IF GUADIAN IS ACCUSED OF INFRINGING THE INTELLECUAL PROPERTY RIGHTS OF OTHER PARTIES, IT MAY BECOME SUBJECT TO TIME-CONSUMING AND COSTLY LITIGATION. IF GUARDIAN LOSES, IT COULD SUFFER A SIGNIFICANT IMPACT ON ITS BUSINESS AND IT MAY BE FORCED TO PAY DAMAGES
Third parties may assert that the Guardian's products infringe their proprietary rights, or may assert claims for indemnification resulting from infringement claims against it. Any such claims may cause Guardian to delay or cancel shipment of its products or pay damages that could seriously harm its business, financial condition and results of operations. In addition, irrespective of the validity or the successful assertion of such claims, Guardian could incur significant costs in defending against such claims.

GUARDIAN'S LITIGATION MAY BE EXPENSIVE, MAY BE PROTRACTED, AND CONFIDENTIAL INFORMATION MAY BE COMPROMISED
Whether or not Guardian is successful in any litigation, it expects the litigation to consume substantial amounts of its financial and managerial resources. Further, because of the substantial amount of discovery required in connection with this type of litigation, there is a risk that some of Guradian's confidential information could be compromised by disclosure.

INVESTMENT  RISKS

OUR COMMON STOCK HAS NO PRIOR MARKET AND PRICES MAY DECLINE AFTER THE OFFERING. The value and transferability of our common stock is currently affected by the fact that there is no market for the stock. No assurance can be given that a market for our common stock will develop or that it will be quoted on the over-the-counter Bulletin Board maintained by the NASD.

OUR ISSUANCE OF ADDITIONAL SHARES MAY HAVE THE EFFECT OF DILUTING THE INTEREST OF SHAREHOLDERS; OUR COMMON STOCK SHAREHOLDERS DO NOT HAVE PREEMPTIVE RIGHTS. ANY ADDITIONAL ISSUANCES OF COMMON STOCK BY US FROM OUR AUTHORIZED BUT UNISSUED SHARES MAY HAVE THE EFFECT OF DILUTING THE PERCENTAGE INTEREST OF EXISTING SHAREHOLDERS. THE BOARD OF DIRECTORS HAS THE POWER TO ISSUE SUCH SHARES WITHOUT SHAREHOLDER APPROVAL. WE FULLY INTEND TO ISSUE ADDITIONAL COMMON SHARES IN ORDER TO RAISE CAPITAL TO FUND OUR BUSINESS OPERATIONS AND GROWTH OBJECTIVES.

SHAREHOLDERS MAY HAVE LITTLE CONTROL OVER DECISION MAKING DUE TO CONCENTRATION OF OWNERSHIP IN THE HANDS OF MANAGEMENT AND DIRECTORS.
Our executive officers, directors and one principal shareholder own or exercise full or partial control over 73.18% of our outstanding common stock. As a result, other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in the executive officers, directors and principal shareholder could prevent a change in control of Guardian.

THIS OFFERING IS SELF UNDERWRITTEN WITH NO MINIMUM AND GUARDIAN MAY RECEIVE ONLY NOMINAL PROCEEDS OR NO PROCEEDS AT ALL.
There is no offering minimum or escrow provision and Guardian will retain all subscribed funds, even if funds received are insufficient to execute our business plan.

SELLING SHAREHOLDERS' OFFERING MAY REDUCE THE PROCEEDS GENERATED BY THE PRIMARY OFFERING BY GUARDIAN.
Concurrent offering by selling shareholders and Guardian may result in competition for a limited amount of capital, which prospective shareholders will invest. In case that selling shareholders sell their shares prior to Guardian and there are not enough investors to purchase all shares offered by Guardian, the proceeds from the primary offering will reduce. As a result of insufficient proceeds, Guardian may fail to complete its planned operation and business strategy successfully.

GUARDIAN'S  COMMON  STOCK  IS  CONSIDERED  A  "PENNY STOCK", WHICH MAKES IT MORE
DIFFICULT  TO  SELL  THAN  AN  EXCHANGE-TRADED  STOCK.
Guardian's securities are subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investor" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of Guardian's securities to buy or sell in any market that may develop.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." (A "penny stock" is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions). Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the
Securities and Exchange Act of 1934, as amended. The rules may further affect the ability of owners of Guardian's shares to sell their securities in any market that may develop for them.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

WE DO NOT ANTICIPATE PAYING DIVIDENDS TO COMMON STOCKHOLDERS IN THE FORESEEABLE FUTURE, WHICH MAKES INVESTMENT IN OUR STOCK SPECULATIVE OR RISKY.
We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our business activities. Investors also must evaluate an investment in Guardian solely on the basis of anticipated capital gains.

LIMITED LIABILITY OF OUR EXECUTIVE OFFICERS AND DIRECTORS MAY DISCOURAGE SHAREHOLDERS FROM BRINGING A LAWSUIT AGAINST THEM.
Our Articles of Incorporation and Bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the shareholders. In addition, a shareholder's investment in Guardian may be adversely affected to the extent that costs of settlement and damage awards against officers or directors are paid by us pursuant to the indemnification provisions of the bylaw. The impact on a shareholder's investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against any of our officers or directors. We have been advised that the SEC takes the position that these Article and Bylaw provisions do not affect the liability of any director under applicable federal and state securities laws.

SINCE WE ARE A CANADIAN COMPANY AND MOST OF OUR ASSETS AND KEY PERSONNEL ARE LOCATED IN CANADA, YOU MAY NOT BE ABLE TO ENFORCE ANY UNITED STATES JUDGMENT FOR CLAIMS YOU MAY BRING AGAINST US, OUR ASSETS, OUR KEY PERSONNEL OR THE EXPERTS NAMED IN THIS PROSPECTUS.
We have been organized under the laws of Canada. Many of our assets are located outside the United States. In addition, a majority of the members of our board of directors and our officers and the experts named in this prospectus are residents of countries other than the United States. As a result, it may be impossible for you to effect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. In addition, a Canadian court may not permit you to bring an original action in Canada or to enforce in Canada a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws. See "Enforceability of Civil Liabilities."

FORWARD  LOOKING  STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates",

"will", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements.





USE  OF  PROCEEDS

We will not receive any of the proceeds from the selling shareholders sale of the Guardian Biotechnologies Inc. common stock.

We expect to receive US$500,000 on the anticipated completion of Guardian's offering of 5,000,000 shares of common stock at US$0.10 per share, with no brokerage expense. There are no minimum or maximum requirements for the sale of shares. As funds are raised they will be made available to Guardian for its benefit. There are no minimum amounts required to be raised by Guardian before the funds are available to it nor are there any provisions for funds to be held in escrow.

                                                           (IF  ONLY  A  PORTION  IS  RAISED)
USE  OF  PROCEEDS                      EXPENDITURES   PERCENTAGE   EXPENDITURES   PERCENTAGE
If  $500,000  is  raised                                            If  $250,000  is  raised
Plant  and  equipment                  US$165,000         33.0%    US$       nil        0.0%
Offering  expense                          22,220          4.4%           22,220        8.9%
Sales  and  marketing                      24,000          4.8%           18,000        7.2%
Travel                                    100,000         20.0%           75,000       30.0%
Sales  and  marketing salaries            138,780         27.8%           97,780       39.1%
Trade  show                                36,000          7.2%           27,000       10.8%
Printing                                   14,000          2.8%           10,000        4.0%
TOTAL                                  US$500,000        100.0%       US$250,000      100  %

If  $1,000  is  raised                                              If  $100,000  is  raised
Plant  and  equipment                  US$    nil          0.0%       US$    nil        0.0%
Offering  expense                           1,000        100.0%           22,220       22.2%
Sales  and  marketing                         nil          0.0%            7,200        7.2%
Travel                                        nil          0.0%           16,700       16.7%
Sales  and  marketing salaries                nil          0.0%           39,080       39.1%
Trade  show                                   nil          0.0%           10,800       10.8%
Printing                                      nil          0.0%            4,000        4.0%
TOTAL                                  US$  1,000        100.0%       US$100,000      100.0%

DETERMINATION  OF  OFFERING  PRICE

This prospectus is solely for the purpose of allowing certain of our shareholders to sell their stock and to allow Guardian to sell up to 5,000,000 shares of common stock at US$0.10 per share. The shares may be sold when the registration statement becomes effective, or each party may elect to sell some or all of their shares at a later date while the registration statement is effective.

The offering price of the common stock being offered by the selling shareholders and by Guardian has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value for the assets owned by us. We make no representations as to any objectively reasonable value of the common stock. Since we have not retained an underwriter for purposes of this offering, the offering price has not been subject to evaluation by any third party as would be the case in an underwritten offering. Prices for the shares of our common stock after this offering will be determined in the available market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, the biotechnology industry as a whole, and general economic and market conditions.


DIVIDEND  POLICY

We intend to retain any earnings for use in our business. We do not intend to pay dividends on our shares for the foreseeable future. The declaration of dividends is subject to the discretion of the board of directors and consequently, no assurance can be given to the amount of dividends per shares or that any such dividends will be declared. Future cash dividends, if any, will also depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as may deem relevant. Loan agreements and contractual arrangements entered into by Guardian may also restrict distributions of dividends.

DILUTION

Sales of common stock by selling shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the selling shareholders. Sales of common stock by Guardian will result in substantial change to the net tangible book value per share before and after the distribution of shares by Guardian. There will be a change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered.

Prospective investors should be aware, however, that the price of shares covered by this prospectus may not bear any rational relationship to net tangible book value per share of Guardian Biotechnologies Inc.

As of October 31, 2002, our net tangible book value was approximately US$218,690 or $0.03 per share. Net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding shares. Our net tangible book value is determined by subtracting the value of our intangible assets and total liabilities from our total assets. Dilution is determined by subtracting net tangible book value per share as of October 31, 2002 from the public offering price per share resulting in net proceeds to Guardian without taking into account any other changes in such net tangible book value after October 31, 2002. The following table illustrates this per share dilution:

                                                                          US$
Initial  public  offering  price  per  share  received  by  Guardian    $0.10
Tangible  book  value  per  share  at  October  31,  2002               $0.03
Tangible  book  value  per  share  at  November  30,  2002              $0.0027
Net  tangible  book  value  per  share  after  this  offering           $0.054
Increase in net tangible book value per share from new investors in
   this offering                                                        $0.03
Decrease  in  value  from  offering  price                              $0.04

The following table summarizes on a pro forma basis the differences as of November 30, 2002, between the existing shareholders and the new investors with respect to the number of shares purchased from the existing shareholders, the total consideration paid and the average price per share paid, assuming that all shares offered are sold:
                            SHARES             TOTAL
                            PURCHASED          CONSIDERATION      AVERAGE  PRICE
                            NUMBER   PERCENT   AMOUNT    PERCENT      PER  SHARE

Existing  shareholders    8,200,000    62.12  US$356,597   41.63        US$0.043
Existing  shares
    offered  for  sale   (2,200,000)  (16.67)          0       0             n/a
New  investors:
Selling  shareholders     2,200,000    16.67           0       0             n/a
                          8,200,000    62.12  US$356,597   41.63        US$0.043

Maximum
Company sale of shares    5,000,000    37.88  US$500,000   58.37        US$0.10
Total                    13,200,000   100.00  US$856,597  100.00        US$0.065

Nominal
Company sale of shares      100,000     1.20  US$ 10,000    2.73        US$0.10
Total                     8,300,000   100.00  US$366,597  100.00        US$0.044

Other
Company sale of shares    1,000,000    10.87  US$100,000   21.90        US$0.10
Total                     9,200,000   100.00  US$456,597  100.00        US$0.050

Company sale of shares    2,500,000    23.36  US$250,000   41.21        US$0.10
Total                    10,700,000   100.00  US$606,597  100.00        US$0.057

Company sale of shares    4,000,000    32.79  US$400,000   52.87        US$0.10
Total                    12,200,000   100.00  US$756,597  100.00        US$0.062

Our pro forma net tangible book value at November 30, 2002, assuming the sale of 100 per cent of the shares offered, would be US$718,690 or US$0.054 per outstanding share. This represents an increase in net tangible book value of US$0.027 per share to existing shareholders and a dilution in net tangible book value of US$0.041 per share to new purchasers of our shares in this offering.



SELLING  SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders prior to the offering, the number of shares of common stock that may be offered for sale pursuant to this prospectus by such selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders after the offering, and the percentage ownership after the offering. The offered shares of common stock may be offered from time to time by each of the selling shareholders named below. (See "Plan of Distribution"). However, the selling shareholders are under no obligation to sell all or any portion of the shares of common stock offered. Neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus. Particular selling shareholders may not have a present intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholders may sell all or part of the shares of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders.



        NAME                     NUMBER OF SHARES    PERCENTAGE OF THE                        NUMBER OF SHARES
                                BENEFICIALLY OWNED  CLASS BENEFICIALLY  NUMBER OF SHARES    BENEFICIALLY OWNED
                                  PRIOR TO THE       OWNED PRIOR TO THE      OFFERED        AFTER THE OFFERING**
                                    OFFERING             OFFERING
--------------------------------------------------------------------------------------------------------------

Penn Capital Canada Ltd. (1)              650,000          7.93                 650,000           0
16TH  Floor, 543 Granville Street
Vancouver, BC, Canada
V6C 1X8
------------------------        -----------------   ------------------  ----------------    ------------------
World Cup Finance Ltd. (2)                550,000          6.71                 550,000           0
957 Road Town, Tortula, British
Virgin Islands
------------------------        -----------------   ------------------  ----------------    ------------------
Song Do Chung                             500,000          6.10                 500,000           0
C/o  ipclab  Co.
1F,  Wolpyung-dong  1082
Seo-Gu, Daejeon, Korea
------------------------        -----------------   ------------------  ----------------    ------------------
Mi Kyung Youn                             500,000          6.10                 500,000           0
801-106  Bando  Apt.

                                       16


        NAME                     NUMBER OF SHARES    PERCENTAGE OF THE                        NUMBER OF SHARES
                                BENEFICIALLY OWNED  CLASS BENEFICIALLY  NUMBER OF SHARES    BENEFICIALLY OWNED
                                  PRIOR TO THE       OWNED PRIOR TO THE      OFFERED        AFTER THE OFFERING**
                                    OFFERING             OFFERING
--------------------------------------------------------------------------------------------------------------
167 Songpa-gu, Seoul, Korea
------------------------        -----------------   ------------------  ----------------    ------------------

     TOTAL                              2,200,000         26.83               2,200,000           0
------------------------        -----------------   ------------------  ----------------    ------------------
 ** Assumes the sale of all offered shares of common stock under this offering.

     (1) Penn Capital Canada Ltd. is beneficially owned equally by Hye Kyung Kim and Dae C. Jon Penn Capital Canada Ltd. is a Vancouver based financial consulting firm providing services to Guardian.
     (2) World Cup Finance Ltd. is beneficially owned by Jai Woo Lee World Cup Finance Ltd. is in the process of preparing a business plan for Guardian.


PLAN  OF  DISTRIBUTION

We are unaware of any intention on the part of management or affiliated parties to purchase any shares in this offering.

Guardian believes that shares registered by this prospectus may be offered by selling shareholders for sale in countries other than the United States, specifically in Canada and Korea, subject to securities regulations in those jurisdictions.


The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:
1. On such public markets or exchanges as the common stock may from time to time be trading;
2.  In  privately  negotiated  transactions;
3.  Through  the  writing  of  options  on  the  common  stock;
4.  In  short  sales;  or
5.  In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at US$0.10 per share until such time as the shares of our common stock become traded on the over-the-counter Bulletin Board maintained by the NASD or another exchange. Although we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes quoted on the over-the-counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The  market  price  of  our  common  stock  prevailing  at the time of sale;
2.  A  price  related  to  such  prevailing market price of our common stock; or
3. Such other price as the selling shareholders determine from time to time. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.
We are bearing all costs relating to the registration of the common stock, estimated to be US$22,220.00. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.


The offer and sale of the common stock offered by Guardian under this prospectus will commence after the registration statement that includes this prospectus becomes effective. There are no pre-existing contractual agreements for any person to purchase the shares. Dr. Sun Lee will offer and sell the shares, on behalf of Guardian, at a price of US$0.10 per share until such time as its common stock may be quoted on the over-the-counter Bulletin Board and thereafter at prevailing market prices or privately at negotiated prices. Guardian does not anticipate any broker participation in this offering and will receive the proceeds of this portion of the offering. The offering will close no later than 190 days after the effective date of the registration statement that includes this prospectus. Dr. Sun Lee will be selling the shares on behalf of Guardian in reliance on the safe harbor provisions under a(4)(ii)of Rule 3a4-1 under the Securities Exchange Act. Prospective shareholders will be required to complete and return to Guardian a signed subscription agreement, the material terms of which are as follows (the subscription agreement is included as an exhibit to this prospectus):
- The offering will begin after the registration statement that includes this prospectus become effective and will close no later than 190 days after the effective date of the registration statement.
- All funds paid in settlement of the subscription for US$ 0.10 per share will be immediately available to Guardian.Guardian estimates that the expenses for the offer and sale of the shares registered by this prospectus to be US$22,220.00, all costs to be borne by Guardian.

EXCHANGE  RATES

Guardian records its financial transactions in Canadian (Cdn) dollars. The functional currency of Guardian is the Canadian Dollars ("Cdn" or "CDN"). The primary economic environment in which Guardian operates is Canada. However, the financial statements of Guardian have been reported in United States dollars and have been prepared in a manner, and reflects the adjustments which management believes are necessary, to conform to accounting principles generally accepted in the United States of America. Fluctuation in the exchange rate between the Cdn dollar and the US dollar will affect the amount of dollars received in respect of cash dividends or other distributions paid in Cdn dollars by us.


The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate. No representation is made that the Cdn dollar amounts referred to herein could have been or could be converted into US dollars at any particular rate, or at all.

YEARS  ENDED  OCTOBER  31  (CDN$  PER  US$1.00)

                             AVERAGE  RATE(1)   YEAR  END     HIGH           LOW
1998                              1.4721         1.5432       1.5770      1.4005
1999                              1.4948         1.4720       1.5557      1.4512
2000                              1.4771         1.5273       1.5311      1.4350
2001                              1.5411         1.5905       1.5905      1.4933
2002                              1.5718         1.5610       1.6128      1.5108
June,  2002                                                   1.5499      1.5108
July,  2002                                                   1.5880      1.5145
August,  2002                                                 1.5963      1.5523
September,  2002                                              1.5863      1.5545
October,  2002                                                1.5943      1.5607
November,  2002                                               1.5903      1.5528
December,  2002                                               1.5800      1.5478



(1) The average of the noon buying rates on the last date of each month (or a portion thereof) during the period.

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2002. Our capitalization is presented:
on an actual basis; and on a pro forma basis as adjusted to reflect the issuance during November, 2002 of 1,200,000 shares for services and to reflect the successful sale of 5,000,000 of its common shares by Guardian.


You should read this table in conjunction with ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' and our financial statements and the notes thereto, included elsewhere in this prospectus. On a pro forma as adjusted basis, cash equivalents will be US$759,186, total shares issued and outstanding will be 13,200,000 and total stockholders' equity will be US$718,690.


AS  OF  OCTOBER  31,  2002  AS  ADJUSTED  (AMOUNTS  IN  US  DOLLARS)
PRO  FORMA                                          ACTUAL            PRO  FORMA
Cash                                                $259,186          $  759,186
Long-term debt, including capital lease obligations
        less current portion                        $    nil          $      nil
Guaranteed  or  secured  debt                       $    nil          $      nil
Unguaranteed  or  unsecured  debt                   $    nil          $      nil
Stockholders'  equity:
  Common  stock:  no  par  value;
   100,000,000 authorized;
     7,000,000 shares issued and outstanding on
          an  actual  basis,                        $318,569
     8,200,000 shares issued and outstanding on
          a  pro  forma  basis,                     $356,597
    13,200,000 shares issued and outstanding on
          a pro forma as adjusted basis:            $856,597
 Additional  paid-in  capital                       $    nil          $      nil
 Loans  to  employees  to  acquire  common  stock   $    nil          $      nil
 Accumulated  earnings  (deficit)                   $(98,207)         $(136,235)
 Accumulated  other  comprehensive  income  (loss)  $ (1,672)         $  (1,672)
Total  stockholders'  equity                        $218,690          $  718,690

SELECTED  FINANCIAL  AND  OTHER  DATA

The selected financial and other data set forth below should be read in conjunction with the financial statements of Guardian Biotechnologies Inc., including the notes thereto, and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' included in this prospectus. The statement of operations data set forth below for the period ended October 31, 2002 and the balance sheet data as of October 31, 2002 are derived from the audited financial statements of Guardian included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster (whose partners are members of The Canadian Institute of Chartered Accountants). Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

FROM  INCEPTION  AUGUST  15,  2002  TO  OCTOBER  31,  2002
(AMOUNTS  IN  US DOLLARS  EXCEPT  NUMBER  OF  SHARES)
STATEMENT  OF  OPERATIONS  DATA:


Revenues:                                                $      nil
Costs  and  expenses:
Consulting  fees                                         $   92,253
Other                                                    $    5,954
Depreciation  and  amortization                          $      nil
Operating  income  (loss)                                $  (98,207)

Weighted  average  number  of  shares  outstanding        3,831,169
Basic and diluted loss per share of common stock         $    0.026

AS  OF  OCTOBER  31,  2002(1)
BALANCE  SHEET  DATA:

Cash                                                     $  259,186
Working  capital                                         $  218,690
Total  assets                                            $  259,186
Long-term  debt,  excluding  current  portion            $      nil
Total  stockholders'  equity                             $  218,690

(1)  Reflects  the  period from August 15, 2002 (inception) to October 31, 2002.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As a newly incorporated company, Guardian Biotechnologies Inc. has no previous business activity. The following discussion and analysis should be read in conjunction with our audited financial statements and notes thereto for the period from inception, August 15, 2002, through October 31, 2002 and other financial information included elsewhere in this prospectus. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Guardian's actual results may differ materially from the results discussed in the forward-looking statements. Examples of these forward looking statements include the ability of Guardian to reach contractual terms with its parent company, the ability of Guardian to achieve sales of Toylab products and to generate fees for services, and the ability of Guardian to raise sufficient funds to carry out its business plan.

OVERVIEW
Guardian Biotechnologies Inc. (Guardian) is a Canadian corporation formed federally on August 15, 2002. Nexgen Biotechnologies, Inc. (Nexgen) is a 60.98% shareholder (before this offering) and parent company of Guardian. Sun Lee, PhD, is a director, officer and 12.2% shareholder (before this offering) of Guardian and is a director, officer and shareholder of Nexgen. Guardian and Nexgen have two agreements and a Memorandum of Understanding in place to define their business relationship and responsibilities between the two companies, and summarized as follows: 1. Guardian expects to utilize proprietary molecular farming technology developed by Nexgen to develop advanced protein products. Nexgen intends to transfer to Guardian its synthetic gene design, a host system technology(1) using vegetables such as cucumbers and oriental melons, access to ten proprietary genetic on/off switches (promoters) and access to Nexgen's Asian and European markets. As a start of many transfer agreements to follow after entering into a Memorandum of Understanding, Nexgen agreed to transfer one of its proprietary gene designs (Hyperthyroidism Diagnostic Assay System) to Guardian at no cost during the test period. Nexgen and Guardian will negotiate to develop a license agreement for the distribution of a hyperthyroidism assay test kits should the research be successful. 2. Nexgen intends to provide GMO testing kits to be distributed by Guardian plus proprietary technology developed by Nexgen to be utilized in the GMO testing techniques. 3. Nexgen has transferred to Guardian its exclusive distribution rights in North America, pursuant to an agreement with Toylabs, Inc., to Guardian.
(1) Host system technology is a term that simply refers to Guardian choosing the type of plant that makes the most protein. For example, making a protein in tobacco plants may not make as much protein as using a Korean melon plant.

Guardian Biotechnologies Inc. is a development stage company engaged in the field of molecular farming to harvest useful proteins and enzymes for cosmetics, industry, medical and veterinary use. These derived proteins will be formed through the use of plants as the production system within the biotechnology arena referred to as molecular farming. We intend to recruit recognized leaders in scientific research who will aid Guardian in its research goals by participating on the advisory board of scientific directors for Guardian. We expect to develop relations with North American pharmaceutical, cosmetic and other industrial partners to distribute medical, cosmetic and industrial enzymes to a variety of commercial markets. Guardian hopes to utilize a host plant that has no relation to food crops in America, thus achieving a unique status of product that will be uncontaminated and less regulated. This is expected to be an advantage in achieving a position in the molecular farming industry.

A  brief  history  of  Nexgen  Biotechnologies,  Inc.  follows:
1999      Nov.  4   Incorporated
2000      Apr.  21  Registered  as  a  venture  company
                   (Small  and  Medium  Business  Administration,  Article
                    2000142271-0542)
2000      May.  23  First  Korean  company  to  develop  and  distribute  GMO
                    Detection  Kit
2000      Jun.  26  GMO  Detection  Kit:  Certificates  by  Korea  Research
                    Institute  of  Bioscience  and  Biotechnology
2000      Jul.  3   GMO  Detection  Kit:  Certificates  by Korea Food Research
                    Institutes
2000      Dec.  1   GMO Detection Kit: One of the top 10 researches of the year according  to  Popular  Science
2001      Feb.  12  Accredited  ISO  9001  for  GMO  Kit
2001      Mar.  05  First  Korean  company  to  develop  and  distribute  GMO
                    Diagnosis  Kit
2001      Mar.  22  GMO  Detection  Kit  is  approved  by  the  US  FDA
2001      Jul.  12  GMO  Diagnosis  Kit  is  approved  by  the  US  FDA
2001      Sep.  26  First  Korean  company  to  be  accredited  with  ISO 9001 for  GMO  Search  Engine  (ISO:  International  Standards
                    Organization. Companies can apply to various certifying agencies who review the standard operating procedures of a company and can then certify that the company follows good laboratory practices and their results will be the best possible.)

Nexgen is a biotech company in the molecular farming business with a dedicated focus on developing and mass-producing recombinant proteins used in pharmaceuticals, industrial enzymes and cosmeceuticals. A recombinant protein is a protein where the amino-acid sequence is altered in any way to make a protein that is different form the original. Alongside with its molecular farming business, Nexgen is developing a position in the GMO detection kit market against international and local competitors. Nexgen commercialized its GMO detection kits in mid 2000 and established a 'Korea GMO Detection Center'. The center provides not only qualitative determination services, which determine whether or not the organism is genetically modified, but also provides quantitative determination services of GM foods, which show how much of the organism is genetically modified, to institutions, government and businesses. The GMO Detection Kit was awarded a Korea Millennium Product 2000 by the

Ministry of Commerce, Industry and Energy. Nexgen's main business, molecular farming, involves producing useful proteins for cosmetics, industrial process, and edible human vaccines for oral vaccination. Its principal research institute was opened in February 2000. 70% of Nexgen's employees are R&D staff of which six have Ph.D's in related fields. Nexgen cooperates with a number of research and educational institutes in Korea, and also holds international ties with major scientific institutes, such as National Research Center/Plant Biotechnology Institutes ("NRC/PBI") of Canada. Nexgen was designated as a bio-venture company by the Korean Government. Nexgen has generated modest revenues to date but has not as yet become profitable and is operating on shareholder investments to pursue its business plan.

PLAN  OF  OPERATION
At October 31, 2002, Guardian had US$259,186 of cash. Guardian holds the majority of its cash in Canadian currency, and pays most of its expenses in Canadian currency. Guardian does not engage in any hedging transactions against exchange rate fluctuations.

Guardian  plans  to  schedule  its  business  operation by meeting the following
Phases:
Phase  1
Present  ~  June  2003:  Raise  Funds  and  Conduct  Market  Survey
Guardian will focus on raising Cdn$500,000 to continue its research and cover operation costs until Guardian generates self sustaining revenues. Guardian has currently three employees to coordinate the process of raising funds, to conduct market surveys and to advance its molecular farming. Guardian has conducted research into various potential target markets, focusing on three or four of the core target markets in the United States and Canada, such as VWR in Philadelphia (a distributor of lab equipment). Guardian estimates that it will expend Cdn$20,000 to complete Phase 1, from funds on hand.

Phase  2
Toylab Products: Guardian will hire a sales person who will be in charge of distribution of Toylab products in Canada at an annual salary of Cdn $40,000. Guardian anticipates carrying the products in the next two to three months. GMO Screening Services: Guardian already has two PCR machines with which it will perform the standard or qualitative GMO testing (yes or no test). A real time
PCR machine will be sent from Nexgen so that Guardian can perform the quantitative GMO testing (level test). The cost of the technical person is actually absorbed in the molecular farming projects (see below). It will take approximately two months to have the system ready in Canada. During this time, Guardian will focus its efforts to find clients who want to take advantage of these services.Molecular Farming: We are currently engaged in this project with the literature research and patent searches to determine what genes or fragments of genes are available for our use. The plan is that we will make several constructs that include the best parts of the proteins and put them all together as a single protein that will be expressed in the plant. We have made these sequences analysis over the last month and they have been sent to Nexgen for bioinformatics analysis. The cost for this has been a month's wage of a scientist at Cdn$4,200.00 per month. The next step is to send the sequence information to a laboratory and they will make synthetic gene constructs for us. Assuming that we make all 5 synthetic genes the total cost for this synthesis would be Cdn$23,107.00., for which we have applied to the Industrial Research Assistance Program for a grant to recover Cdn$23,000.00

Phase  3
Molecular Farming: The next step is to make specific plant DNA vectors that we can use to put the synthetic genes into a suitable plant. This will take about 3 months of tech time at Cdn$3,400.00 per month. This is followed by plant transformation. If we use canola as a host system it will take about 9 months to get transformed plants. This will involve a second tech at Cdn$3,400.00 per month. We also assume that an average lab will spend about Cdn$1000 per month on supplies and consumables. Further biochemical analysis will involve a tech at Cdn$3,000.00 for about 3 months, totaling Cdn$61,000.00, which funds are on hand.

Phase  4
Molecular Farming: The next phase will involve actual immunization of chickens using a purified protein that will come from the biochemical analysis in the above section. This will involve housing chickens and making use of an animal technician from the University of Saskatchewan. It is estimated that this will cost tech time for 6 months at Cdn$3,000.00 per month salary. The cost of housing the birds would be about $300 a month for 6 months, for a total cost of Cdn$19,800.00, which funds are on hand.

Phase  5  (upon  the  successful  completion  of  Phase  4)
Molecular Farming: The final aspect of this initial project will be to make as many plant lines as possible to get the best protein expressing plants. Assume 9 months with a tech at Cdn$3,400.00 per month salary. These lines will then have to be grown out to seed and then amplified. This will take a full year at an annual tech salary of Cdn$35,000 and a greenhouse cost of about Cdn$1000 a month. Detailed bird analysis will then have to be conducted over a six month period at a salary of Cdn$3,400.00 per month for a total cost of Cdn$98,000.00. The primary cost with any small biotech business is the cost of salaries.

The above program is anticipated to cost Cdn$266,100.00 plus the two-year annual salaries to Dr's Sun Lee (Cdn$80,000.00) and Jim Macpherson (Cdn$66,000.00) for a total cost over two years (Phases 1 to 5) of Cdn$558,100.00.

No commitments to provide additional funds have been made by management, stockholders or anyone else. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Guardian or at all. The absence of funding would make the successful completion of any of the Phases of Guardian's business plan doubtful.


We will record revenue in two categories over the next year: laboratory supplies and new product sales and fees for service. We plan to sell products into the market using salaried sales agents. We are targeting to generate Cdn$800,000 in gross sales of Toylab products and GMO services in the next 12 months. Generating this projected revenue will depend upon our ability to successfully launch our business over the next two quarters.
We plan to begin realizing revenue in the first quarter of 2003. We have not received any sales orders to date.

Investors are cautioned against attributing undue certainty to our projections for generating revenue due to potential contract negotiation difficulties, budget uncertainties, delays in planned completion dates and market acceptance.


LIQUIDITY  AND  CAPITAL  RESOURCES
Our initial sources of liquidity is expected to be existing cash, cash from the proceeds of this offering, sales from Toylab products, fees from GMO testing services and cash from operations. Since we have no operating history, we must first rely on equity and/or debt financing to launch our business. Guardian has on hand as at October 31, 2002, US$ 259,186.00 (approximately Cdn $ 405,000) and anticipates expending Cdn $ 274,100.00 to complete four out of five phases, which are described in details in Business Strategy section below, over the next year of its business plan inclusive of Cdn $ 146,000 in salaries for the year to two of Guardian's directors. We will need additional funding in order to produce and distribute our products that are under development. There can be no assurances that financing, whether debt or equity, will be available to us in the amounts required at any particular time or for any particular period, or if available, that it can be obtained on satisfactory terms. We have made no arrangements with our officers, directors or affiliates to provide liquidity to us.
We anticipate that we will need to raise additional capital within the next 12 months in order to continue implementing our business plan and commence full operations. We will need to raise the funds through debt or equity financing or a combination of both. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities is likely to result in dilution to our shareholders. There can be no assurance that sources of capital will be available to us on acceptable terms, or at all. If we are unable to raise additional capital, we may not be able to continue as a going concern, and might have to reorganize under bankruptcy laws, liquidate or enter into a business combination. We have not presently identified any probable business combination. If adequate funds are not available within the next 12 months, we may be required to significantly curtail our operations or no longer be able to operate.

QUALITATIVE  AND  QUANTITATIVE  DISCLOSURES  ABOUT  MARKET  RISK
We are subject to market risk exposures due to fluctuations in exchange rates and interest rates. Changes in the foreign exchange rate between the Cdn$ and the US$ may affect us due to the effect of such changes on any shareholder distributions to US residents. Guardian denominates its financial statements in United States dollars but conducts its daily affairs in Canadian dollars. We are not currently carrying significant amounts of short term or long term debt. Upward fluctuations in interest rates increase the cost of additional debt and the interest cost of outstanding floating rate borrowings.

INFLATION
We do not consider that inflation in Canada has had a material impact on our results of operations. Inflation in Canada in 2000 and 2001 was 2.7% and 2.6%, respectively.





RECENT  ACCOUNTING  PRONOUNCEMENTS
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 138 (amendment of SFAS No. 133 issued June, 1998), ''Accounting for Derivative Instruments and Hedging Activities.'' Statement No. 138 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because we currently hold no derivative financial instruments and do not currently engage in hedging activities, adoption of Statement No. 138 is not expected to have a material impact on our financial condition or results of operations.

BUSINESS

OVERVIEW
Guardian was federally incorporated on August 15, 2002 under the Canada Business Corporation Act as a privately owned company that operates from its corporate headquarters located in Saskatoon, Saskatchewan, Canada.
Guardian is a Canadian affiliate of the Korean based company Nexgen Biotechnologies, Inc. (Nexgen) that was founded in 1999 by Dr. Sun Lee, who also founded and is a president and director of Guardian.
Nexgen was the first company in Korea to begin to develop the second generation of plant biotechnology. Nexgen aims to produce highly valuable proteins for medicine, agriculture, and industry. Nexgen's proficiency expands to the fields of molecular farming of useful proteins for cosmetics and industrial process, edible human vaccine for oral vaccination, phytoremediation for the cleaning of contaminated environments, and the development of transgenic plants. Nexgen has several alliances with domestic and foreign companies that include pharmaceutical (Green Cross Pharmaceuticals), cosmetic (Coreana Cosmetic Co.) and animal feed (Dodram Feed Inc.). Guardian will have access to alliances provided through Nexgen according to their agreed upon arrangements.
In Canada, there is a potential for increased investment in biotechnology, because overall, funds for knowledge-based technologies have become accessible with the growth of the public and private equity markets. In addition, federal and provincial governments are offering strategic funding through programs, such as the federal government's new Technology Partnerships Canada program, which offers financial support for innovative technologies at the near-market stage of development. We intend to apply for funding although there can be no assurance that our applications will be successful.
Guardian intends to lead in the development of proprietary therapeutic proteins for medical and veterinary use and in the production of industrial and cosmetic enzymes. These proteins will be made through the use of plants as the production system within the biotechnology arena now referred to as Molecular Farming.

OUR  SERVICES
LAB  EQUIPMENT
Guardian intends to be a distributor of laboratory instruments, products and supplies manufactured in Korea by Toylab Inc. These products are complementary to the scientific endeavors of Guardian and, while providing profits, the sale of lab equipment simultaneously engenders strong links to the scientific community. Currently, Guardian is finalizing negotiation with VWR international, one of the biggest distributors of scientific instruments in Philadelphia, with regard to distribution of Toylab products in the United States.

GMO*  DETECTION  KITS
Guardian will develop a fee for service program, which will focus on screening genetically modified species and their crop products. This service will utilize proprietary technology developed by the parent company, Nexgen. The operation of a fee for service program will develop secondary revenues for Guardian that will enhance its yearly operational budget and create shareholder value. Should a client conduct its own testing, Guardian will then endeavour to sell the client its GMO detection kit.
*  GMO  is  the  acronym  for  "genetically  modified  organisms".

MOLECULAR  FARMING
In a practice known as molecular farming, scientists raise crops in a controlled environment. The crops are used to derive proteins which have medical and industrial applications. Recent advances allow scientists to utilize low cost production methods to modify plants for the creation of specialized proteins that can be used in beneficial applications in medicine and industry. These advances make possible the production of important value-added products. Plants can now be used for the large-scale manufacture of proteins of commercial value, such as enzymes, peptides of medicinal and pharmaceutical value, and vaccines for human health care and veterinary purposes.
Guardian will work towards being a significant factor in the large-scale production and the proprietary isolation and recovery of therapeutic proteins and industrial and cosmetic enzymes.
Guardian's approach is unique in that it will use non-traditional food crops in its molecular farming programs. The primary production platform that has been developed is a member of the cucumber family known as the 'Korean melon'. This species has no sexually compatible wild relatives in North America or commercial melon production that could contaminate it. Guardian will make use of oriental melons and cucumbers, which are routinely grown under glass and are not available for cross contamination of food crops. This unique contamination-free status gives Guardian an edge compared to other protein farming companies utilizing corn, potatoes and traditional crops.
Due to its isolation from standard North American crops, this unique production platform has many commercial and regulatory advantages that allows Guardian to be in the position of avoiding or reducing issues that surround the use of North American crop plants in molecular farming. Guardian has the goal of achieving large-scale production of these valuable proteins and capturing a significant position in this industry.
Currently, Guardian is in process of developing industrial proteins to be used as chicken vaccine. We plan to make several constructs that include the best parts of the proteins and put them all together as a single protein that will be expressed in the plant. We have made these sequences analysis over the last month and they have been sent to Nexgen for bioinformatics analysis.

BUSINESS  STRATEGY
Traditionally, research and development in leading edge technologies can require years before maturation returns revenues to a company. The common strategy for past biotechnology companies has been to rely upon investor funding and delay the introduction of new products or services until later in the development of the company. In order to circumvent the long wait for a return on investment, Guardian has a plan to begin sales of complementary products that will generate profits for Guardian in the short term. The impact of the key short-term revenues being developed by Guardian through the distribution of Toylab products and the introduction of a GMO screening service is that less outside investment will be required to provide financial support for the long-term and potentially lucrative molecular farming project.
Guardian  plans  to  schedule  its  business  operation by meeting the following
Phases:
Phase  1
Present  ~  June  2003:  Raise  Funds  and  Conduct  Market  Survey
Guardian will focus on raising Cdn$500,000 to continue its research and cover operation costs until Guardian generates self sustaining revenues. Guardian has currently three employees to coordinate the process of raising funds, to conduct market surveys and to advance its molecular farming. Guardian has conducted research into various potential target markets, focusing on three or four of the core target markets in the United States and Canada, such as VWR in Philadelphia (a distributor of lab equipment). Guardian estimates that it will expend Cdn$20,000 to complete Phase 1, from funds on hand.

Phase  2
Toylab Products: Guardian will hire a sales person who will be in charge of distribution of Toylab products in Canada at an annual salary of Cdn $40,000. Guardian anticipates carrying the products in the next two to three months. GMO Screening Services: Guardian already has two PCR machines with which it will perform the standard or qualitative GMO testing (yes or no test). A real time
PCR machine will be sent from Nexgen so that Guardian can perform the quantitative GMO testing (level test). The cost of the technical person is actually absorbed in the molecular farming projects (see below). It will take approximately two months to have the system ready in Canada. During this time, Guardian will focus its efforts to find clients who want to take advantage of these services.Molecular Farming: We are currently engaged in this project with the literature research and patent searches to determine what genes or fragments of genes are available for our use. We plan to make several constructs that include the best parts of the proteins and put them all together as a single protein that will be expressed in the plant. We have made these sequences analysis over the last month and they have been sent to Nexgen for bioinformatics analysis. The cost for this has been a month's wage of a scientist at Cdn$4,200.00 per month. The next step is to send the sequence information to a laboratory and they will make synthetic gene constructs for us. Assuming that we make all 5 synthetic genes the total cost for this synthesis would be Cdn$23,107.00., for which we have applied to the Industrial Research Assistance Program for a grant to recover Cdn$23,000.00

Phase  3
Molecular Farming: The next step is to make specific plant DNA vectors that we can use to put the synthetic genes into a suitable plant. This will take about 3 months of tech time at Cdn$3,400.00 per month. This is followed by plant transformation. If we use canola as a host system it will take about 9 months to get transformed plants. This will involve a second tech at Cdn$3,400.00 per month. We also assume that an average lab will spend about Cdn$1000 per month on supplies and consumables. Further biochemical analysis will involve a tech at Cdn$3,000.00 for about 3 months, totaling Cdn$61,000.00, which funds are on hand.

Phase  4
Molecular Farming: The next phase will involve actual immunization of chickens using a purified protein that will come from the biochemical analysis in the above section. This will involve housing chickens and making use of an animal technician from the University of Saskatchewan. It is estimated that this will cost tech time for 6 months at Cdn$3,000.00 per month salary. The cost of housing the birds would be about $300 a month for 6 months, for a total cost of Cdn$19,800.00, which funds are on hand.

Phase  5  (upon  the  successful  completion  of  Phase  4)
Molecular Farming: The final aspect of this initial project will be to make as many plant lines as possible to get the best protein expressing plants. Assume 9 months with a tech at Cdn$3,400.00 per month salary. These lines will then have to be grown out to seed and then amplified. This will take a full year at an annual tech salary of Cdn$35,000 and a greenhouse cost of about Cdn$1000 a month. Detailed bird analysis will then have to be conducted over a six month period at a salary of Cdn$3,400.00 per month for a total cost of Cdn$98,000.00. The primary cost with any small biotech business is the cost of salaries.

The above program is anticipated to cost Cdn$266,100.00 plus the two-year annual salaries to Dr's Sun Lee (Cdn$80,000.00) and Jim Macpherson (Cdn$66,000.00) for a total cost over two years (Phases 1 to 5) of Cdn$558,100.00.

No commitments to provide additional funds have been made by management, stockholders or anyone else. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Guardian or at all. The absence of funding would make the successful completion of any of the Phases of Guardian's business plan doubtful.


INDUSTRY  OVERVIEW
The global market size of the biotechnology industry was US $20 billion in 2000. By 2005, it is expected to reach US $95 billion and by 2010, US $190 billion*.

There are 1,457 biotechnology companies in the United States, of which 342 are publicly held. Market capitalization, the total value of publicly traded biotech companies at market prices, was US$224 billion as of early May 2002*. The biotechnology industry has more than tripled in size since 1992, with revenues increasing from US$8 billion in 1992 toUS$27.6 billion in 2001*
*(Ernst  and  Young  LLP  and  Bioworld).


Annual sales in Canada total more than $2 Billion and the number of biotechnology companies in Canada is over 361(Statistics Canada). More than 75% are small but rapidly growing companies with 50 or fewer employees. One quarter of the companies are publicly traded. The Health and Agriculture sectors together account for more than 75% of the overall biotech revenues. Despite the many advances that have been made and the products that have become a commercial reality, only a modest fraction of the potential of biotechnology has been realized to date. The international effort focused on biotechnology continues to expand as products of research assume prominent positions in the international market place.
Source: Ernst & Young LLP, annual biotechnology industry reports, 1993-002. Financial data based primarily on fiscal-year financial statements of publicly traded companies.
MARKETING  AND  SALES
The strength of long standing strategic relationships with the parent company, Nexgen, and the NRC (the acronym for the National Research Council which is operated by the Canadian government) will assist in marketing efforts and the establishment of a strong industry reputation. Guardian plans to concentrate its marketing efforts in Canada and in the United States for its Toylab Products while primary markets for GMO testing kits and therapeutic proteins will be in Saskatchewan and Ontario in Canada. Nexgen was the first company in Korea to develop the second generation of plant biotechnology and has an established history in the field of molecular farming of advanced proteins. Guardian will function closely with Nexgen in order to share the workload, to increase productivity, to take advantage of each company's strengths, and to increase the speed of new product development. Sharing of the workload will prevent costly research and facility duplication for both Guardian and Nexgen. Guardian derives benefit and positioning from industry relationships that have been established by its parent company. Additional alliances include the National Research Council of Canada and the FARR Technology Group, in Ontario, Canada. MOLECULAR FARMING PRODUCTS MARKETING
Alliances and licensing will be the key marketing operatives for molecular farming products. The customers will be larger pharmaceutical, industrial, agricultural and cosmetic companies that will receive licenses from Guardian to use its products.
GMO  TESTING  SERVICES  MARKETING
Direct mail to industry players, attendance at trade shows and general advertising will attract customers for the GMO testing service. Major food corporations, importers of crops and processed crops and other companies will be the target market as the regulatory requirements for GMO testing are increased. TOYLAB EQUIPMENT
Industry contacts coupled with direct mail, attendance at trade shows and general advertising will develop clients for Toylab sales. Customers for these products are the numerous labs on campuses, in secondary schools and in independent scientific corporations. Currently, Guardian is finalizing negotiation with VWR international, one of the biggest distributors of scientific instruments in Philadelphia, with regard to distribution of Toylab products in the United States.


COMPETITION
Currently, Prodigene is the number one player in the field of molecular farming. They have several patents. However, there are 800 types of proteins and many kinds of host systems that can be used to produce them. Guardian, with its parent partner, Nexgen, and the technologies already developed by Nexgen, proposes to utilize a host system that has no relation to crops in America, thus achieving a unique status of product that will be uncontaminated and less regulated. With proper management and the ongoing R&D planned by the company, Guardian has the potential for being a significant factor in the molecular farming industry.


INTELLECTUAL  PROPERTY
Guardian holds no patents and has not as yet applied for any patents and holds no other registered proprietary knowledge or assets.

Guardian has proprietary plant transformation technology and host plant systems to facilitate product development in conjunction with its parent company, Nexgen. Nexgen's proprietary technology will be shared with Guardian. Much of the proprietary technology available to Guardian has been developed by the parent company, Nexgen, and will ultimately benefit the operations of Guardian. Guardian Biotechnologies Inc. is developing a portfolio of components which will include its own proprietary technology and appropriate licenses from other research institutions or Universities. Guardian intends to become a significant factor in the development of proprietary therapeutic proteins for medical and veterinary use. Guardian also intends to become a significant factor in the production of industrial and cosmetic enzymes. These proteins will be made through the use of plants as the production system within the biotechnology arena now referred to as Molecular Farming for which Guardian expects to apply for patent protection in the future. There can be no assurance that the patents will be granted


GOVERNMENT  REGULATION
In 1993, the Organization of Economic Cooperation and Development published the first general principles to govern the production and commercialization of transgenic plants. Essentially these rules regulate how risk assessment should be conducted and documented. Ironically, these rules do not necessarily apply to the transgenic trait but rather to the host plant system. Changes to the plant that make it more "weedy" are the major concern in that the new plant (termed a PNT, or Plant with a Novel Trait) may be able to grow other plants in its environment and become a new weed.

Guardian is familiar with the guidelines for PNT's and it will conduct its research using the recommended safety guidelines. Guardian does not foresee having to go beyond safety protocol BL-2.

At the present time we do not have in force, in Canada, regulations that are specifically directed to "molecular farming". In the future it is anticipated, that modifications to existing regulations, (Regulatory Directive 2000-07), will allow small scale field testing under confined conditions to proceed on a routine basis. At present such small scale tests are subject to individual review and may be denied if the CFIA feels that there is sufficient justification for additional caution. (NB - the CFIA can deny any field trial application, not just molecular farming, if they feel there is sufficient cause)

As a result of a recently held workshop on molecular farming the CFIA has proposed draft amendments to Regulatory Directive 2000-07 to accommodate confined research trials of PNTs for pharmaceutical production. It is important to note that the CFIA and other regulatory agencies intend to modify existing regulations and not to try formulating a new set of regulations for molecular farming.

Points to note: isolation distances may be greater than those required for other PNTs, disposal and destruction of all harvested plant materials must be witnessed by a CFIA inspector and human toxicity and allergenicity data may be required. At present these suggested modifications have not been officially adopted and all proposed confined field trials are assessed on an individual basis. Further consultations between AAFC and CFIA are planned.

The commercial release of plants for larger scale molecular farming activities is not expected for several years. The CFIA has not yet disclosed any information concerning how such activities may be regulated.

The regulatory situation in the USA is somewhat more advanced and some larger scale trials have been completed. A few companies have begun commercial production of novel products from plants and have achieved a regulatory status that allows production on commercial scale. The oversight of biotechnology-derived plants rests with the USDA's Animal and Plant Health Inspection Service, (APHIS), the Food and Drug Administration, (FDA) and the Environmental Protection Agency (EPA). An APHIS document that describes the terms and conditions imposed on confined trials of plants tested in 2002, (barley, corn, rice, sugarcane, tobacco and tobacco mosaic virus) has been published.

As described in the Federal Register, (vol 67, No 149, Aug 2, 2002) an expansion of biotechnology-based crops is anticipated and up-dated field testing requirements and early food safety assessments for new proteins to be produced by plants are suggested. Any new proposals would be implemented through the coordinated activities of the FDA, USDA, and EPA and be based on the following principles:

1. The level of confinement under which a field test of a biotechnology-derived plant is conducted should be consistent with the level of environmental, human and animal health risk associated with the introduced protein and trait.
2. If a trait or protein presents an unacceptable risk or the risks cannot be determined adequately, field test confinement requirements would be rigorous to restrict out-crossing and commingling of seed and the occurrence at any level of biotechnology-derived genes and gene products from these field tests would be prohibited in commercial seed, commodities, and processed food and feed.
3. Even if a trait or protein does not present an unacceptable risk to the environment or public health, field test requirements should still minimize the occurrence of out-crossing and commingling of seed from these field tests, but intermittent, low levels of biotechnology-derived genes and gene products from such field tests could be found acceptable based on data and information indicating the newly introduced traits and proteins meet the applicable regulatory standards.
In our opinion, our planned molecular farming will conform to restrictions currently in place and reasonably anticipated.


EMPLOYEES
We currently employ three full-time employee. Guardian expects to additionally engage two in the area of sales and marketing, one in administration and finance, and two in technical research and production. We expect our labor relations to be good. None of our employees are covered by a collective bargaining agreement.

TRANSACTIONS  WITH  AFFILIATES
The following details the transactions with affiliates which mean directors, executive officers or nominees thereof of Guardian Biotechnologies Inc., and owners of five percent or more of Guardian's outstanding shares or any member of their immediate family. A consulting agreement was entered between Guardian and Dr. Sun Lee whereby Guardian has agreed to pay Cdn$80,000.00 annually to Dr. Lee in return for Dr. Lee's efforts in developing and furthering the affairs of Guardian. Guardian has also entered into a one year employment agreement commencing October 1, 2002, with Dr. James Macpherson, a director of Guardian, whereby Mr. Macpherson will perform the duties of general manager of Guardian and will be compensated Cdn$66,000.00 annually by Guardian. Transactions with Nexgen are anticipated as a Memorandum of Understanding defining a general cooperative business relationship between Guardian and Nexgen is in place and Dr. Sun Lee, who is a director and major shareholder of Guardian, is also president and a major shareholder of Nexgen.

CERTAIN  BUSINESS  RELATIONSHIPS
No director or nominee for director is or has been during Guardian's last fiscal year an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with Guardian in excess of 5% of either its revenues or assets with the exception of Dr. Sun Lee who is a director and principal shareholder of Nexgen Biotechnologies, Inc., Guardian's parent company.

INDEBTEDNESS  OF  MANAGEMENT
There are no persons who are directors, executive officers of Guardian Biotechnologies Inc., nominees for election as a director, immediate family members of the foregoing, corporations or organizations (wherein the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (wherein the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to Guardian in an amount in excess of US$60,000.

TRANSACTIONS  WITH  PROMOTERS
Nexgen Biotechnologies, Inc. founded Guardian Biotechnologies Inc. on August 15, 2002 with an initial capitalization of a cash infusion of US$318,569 (Cdn$500,000.00), for which it received 5,000,000 shares of common stock. Dr. Sun Lee, President and director of Guardian Biotechnologies Inc., is a principal shareholder, president and a director of Nexgen Biotechnologies, Inc. with which Guardian Biotechnologies Inc. has a business relationship. Nexgen Biotechnologies, Inc. is also the parent company of Guardian. Dr. Sun Lee also received 2,000,000 shares of common stock from Guardian for Cdn$2,000.00.

FACILITIES
Guardian rents on a month to month basis its current principal executive offices and technical facilities located at 4th Floor, IPW, 110 Gymnasium Place, Saskatoon, Saskatchewan, Canada for Cdn$330.00 per month. There is no security deposit.

We are temporarily renting our present facilities until the end of this year at which time we anticipate leasing an office space in January 2003 within the newly developed Industrial Partnership Wing (IPW) of the National Research Council Canada, Plant Biotechnology Institute (NRC/PBI).
The current office facilities are leased from the property owners. We do not carry tenants insurance for office contents but intend to carry insurance of Cdn$2,000,000 comprehensive general liability once our lab is in place.

LITIGATION
We  are  not  party  to  any  material  legal  proceedings.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS
The following table sets forth the name, age, and position of each Director and Executive Officer of Guardian Biotechnologies Inc.

      NAME                AGE     POSITION
      ----                ---     --------
Sun  Lee,  PhD             44     President,  Treasurer  and  Director
--------------             --     ------------------------------------
James  Macpherson,  PhD    42     Secretary  and  Director
-----------------------    --     ------------------------
Paul  Arnison,  PhD        51     Director
-------------------        --     --------
Scott  Lee                 32     Former  Director  -
                                  August  14,2002  to  December 3, 2002
----------                 --     -------------------------------------

Dr. Sun Lee represented the first Board of Directors of Guardian and was appointed to the Board of Directors on August 15, 2002 and will serve a term of three years until any successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.
There are no arrangements or understandings between the directors and officers of Guardian Biotechnologies Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer. In addition, there are no agreements or understandings for the officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor acting at the direction of any other person. Scott Lee, a former director of Guardian, is not related to Dr. Sun Lee.


The following summary outlines the professional background of the directors, executive officers and significant employees over the past five years.

DIRECTORS  AND  EXECUTIVE  OFFICERS


SUN  LEE,  PHD,  PRESIDENT,  TREASURER  AND  A  DIRECTOR
Dr. Lee was appointed a director August 14, 2002 and brings extensive research experience in the field of molecular farming. His past positions include Director of the Plant Biotechnology Institute at Dongbu Chemical Co. (1998-1999), assistant research officer at Canada National Research Council (1996-1997), and research assistant at both the Natural Science and Engineering Research Council of Canada and the Department of Plant Science, University of Saskatchewan. Dr. Lee has written several theses on plant biotechnology: Genetic transformation of broccoli; Genetic transformation of B.oleracea varieties; Genetic transformation of recalcitrant genotypes of B.napus; Speed transformation of Brassicas; and Development of plant promoters from Brassicas. Dr. Lee is currently a director, officer and shareholder of Nexgen Biotechnologies, Inc., Guardian's parent company (1999 to present).

JAMES  MACPHERSON,  PHD,  GENERAL  MANAGER,  SECRETARY  AND  A  DIRECTOR
Dr. Macpherson was appointed a director November 5, 2002, has three patents for plant cell transformation and has published many articles on molecular cloning and related subjects. He has worked as research manager and senior scientist at Performance Plants Inc. (1997-2001). In his capacity as a consultant (2001-2002) to Nexgen Biotechnologies, Inc. (parent company of Guardian Biotechnologies Inc.) he was a facilitator for the new biotechnology company (Guardian Biotechnologies Inc.). Past experience includes positions as a research associate at the Plant Biotechnology Institute and the National Research Council of Canada (1993-1997), and he was the recipient of two outstanding achievement awards from the National Research Council. Dr. Macpherson is also a member of the science advisory council for the Saskatchewan Institute of Applied Science and Technology.

PAUL  ARNISON,  PHD,  SCIENTIFIC  ADVISOR  AND  A  DIRECTOR
Dr. Arnison was appointed a director September 17, 2002, holds approximately 175 patents to his name and is a leader in plant biotechnology and business development strategies. He is currently President of Botanical Alternatives Inc. (1993 to present), dedicated to the production of environmentally responsible pest control agents. Past positions include general manager of FARR Biotechnology Group in Ontario (1992 to present) and general manager of Paladin Hybrids Inc. (1989-1992) also in Ontario. Dr. Arnison is or has been a board member of AgriGenomics Inc. and Transplastomic Technologies Inc. and has held various other industry positions with government granting agencies, plant breeding, hybrid systems development and novel hybridization systems. Additionally, he has extensive experience with intellectual property issues and technology assessment.


COLLETTE  JAKO,  PHD,  RESEARCH  SCIENTIST
Dr. Jako is currently associated with Canamera Foods (Saskatoon) as a research associate. Prior to that, she was at the National Research Council and Plant Biotechnology Institute in Saskatoon with a project focused on producing plant derived pigments of value to the food industry in oilseed plants and in conducting EST screening for new enzymes. She has also worked in Singapore and France where she researched the characterization and cloning of cDNA coding for small GTP binding proteins in Petunia hybrida. Dr. Jako has a patent pending, won four industry awards and published several papers on biotechnology topics.

MALGORZATA  NOWAK,  SENIOR  TECHNICIAN
Mrs. Nowak served as the technical officer of the Brassica Biotechnology Group at the National Research Council in Saskatoon where some of her projects were molecular farming, sub genomic library screening for root promoters, the development of zero transformation methods for recalcitrant Brassica napus seed, the transformation of Arabidopsis thaliana by vacuum infiltration and the development of regeneration and transformation protocols for horseradish, Nigela, oilseed radish, Crambe and false flax. She has been a researcher with Dow AgroSciences Canada Inc.

BOARD  OF  DIRECTORS
The board of directors has the ultimate responsibility for the administration of the affairs of Guardian. Our bylaws, as currently in effect, provides for a board of directors of not less than three directors and not more than ten directors. Under our bylaws, all directors serve a three year term but may be replaced at the ordinary general meeting of shareholders convened with respect to the last fiscal year. It is expected that all current directors will continue to serve after this offering. The directors are elected at a general meeting of shareholders by a majority vote of the shareholders present or represented by proxy, subject to quorum requirements of at least one-quarter of all issued and outstanding shares having voting rights. Our bylaws also provide for the establishment of an Audit Committee which shall consist of one or more directors, appointed each year by the Board of Directors a majority of which cannot be comprised of non-independent directors. The Audit Committee shall review the financial statements of the Corporation prior to their approval by the Board of Directors and shall perform all the other duties the latter may establish. The meetings of the Audit Committee shall be convened by one of its members or by the Auditor.

The remuneration of all committee members shall be fixed by the Board of Directors.

INDEPENDENT  AUDITOR
Our bylaws provide for the appointment by the shareholders of Guardian of an independent auditor. The independent auditor's term expires at the close of the ordinary general meeting of shareholders convened with respect to the last fiscal year from the date of acceptance by the independent auditor. Currently, Pannell Kerr Forster is our independent auditor.

INDEPENDENT  DIRECTORS
Mr. Paul Arnison, PhD serves on the board as an independent director. We intend to appoint one additional independent director within 90 days following this offering.

EXECUTIVE  COMPENSATION
We paid an aggregate amount of compensation during fiscal 2002 to our directors and officers as a group equal to US$6,343. The amount of retirement and severance benefits accrued for our executive officers and directors in 2002 was $nil. There were no pension, retirement or other similar benefits set aside for our executive officers and directors in 2002. Guardian has entered into a one year employment agreement commencing October 1, 2002, with James Macpherson, a director of Guardian, whereby Mr. Macpherson will perform the duties of general manager of Guardian and will be compensated Cdn$66,000.00 annually by Guardian. The agreement may be renewed year by year.

STOCK  OPTION  PLAN
Under our bylaws, we may grant options for the purchase of our shares to certain qualified officers and employees. There are no stock options or warrants or other securities convertible into Guardian Biotechnologies Inc. common stock outstanding as at November 30, 2002. We may file a registration statement on Form S-8 after the effective date hereof that would permit and facilitate the offering of options to acquire shares of common stock of Guardian by employees, directors and consultants at prices per share at variance with any market quotations at the time. There were no warrants or other securities convertible into Guardian Biotechnologies Inc. common stock outstanding as of November 30, 2002.


PRINCIPAL  SHAREHOLDERS


The following table sets forth, as of November 30, 2002, our outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. As of November 30, 2002, we had 8,200,000 shares of common stock issued and outstanding. All shares set forth in the following table are held directly and each shareholder has sole voting and investment power concerning their shares.

                                                  SHARES         PERCENTAGE OF
NAME                                              OWNED         SHARES OWNED (2)
-----------------------------------------------  -------------  ----------------
Sun Lee - President, Treasurer and a Director       1,000,000          12.20%
-----------------------------------------------  -------------  ----------------
Nexgen Biotechnologies, Inc. (1)                    5,000,000          60.98%
-----------------------------------------------  -------------  ----------------
James Macpherson, Secretary and Director                    0           0.00%
-----------------------------------------------  -------------  ----------------
Paul Arnison, Director                                      0           0.00%
-----------------------------------------------  -------------  ----------------
Penn  Capital  Canada  Ltd.                           650,000           7.93
-----------------------------------------------  -------------  ----------------
World Cup Finance Ltd.                                550,000           6.71
-----------------------------------------------  -------------  ----------------
Song Do Chung                                         500,000           6.10
-----------------------------------------------  -------------  ----------------
Mi Kyung Youn                                         500,000           6.10
-----------------------------------------------  -------------  ----------------
All Executive Officer and Directors as a Group      1,000,000          12.20%
-----------------------------------------------  -------------  ----------------
     (1)  Sun  Lee  is  President  and  a  major  shareholder  of  Nexgen
          Biotechnologies,  Inc.

     (2) None of the directors named above are currently considering participating in the share offerings detailed in this prospectus.

Each of Guardian Biotechnologies Inc.'s officers and directors may be reached at its executive offices located at 4th Floor, IPW, 110 Gymnasium Place, Saskatoon, Saskatchewan, Canada S7N 0W9. Sun Lee may be reached at his office located at 65-1, Wonchon - Dong, Yusung - Gu, Daejon City, South Korea.
There are no arrangements known to us, the operation of which may result in a change of control of the Company.

DESCRIPTION  OF  SHARE  CAPITAL

The following is a description of the material terms of our capital stock. This description does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement that include this prospectus, and by the applicable provisions of Canadian law.

Our authorized capital stock consists of unlimited number of shares of common stock, without par value. At November 30, 2002, there were 8,200,000 shares of common stock issued and outstanding.


COMMON  STOCK
Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Guardian's common stock.

Because the holders of shares of Guardian's common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of Guardian available to shareholders after payment of all creditors.

Under the bylaws, only the Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of Guardian by changing the composition of its Board.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable (based on the opinion of legal counsel, Alixe B. Cormick, Exhibit 5.1). In the future Guardian may issue additional shares of common stock, in which event the relative interest of the existing shareholders and shareholders who purchase under this offering may be diluted.


SHARES  ELIGIBLE  FOR  FUTURE  SALE
Prior to this offering, there has been no market for our shares, and there can be no assurance that a significant public market for our shares will develop or be sustained after this offering. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options and warrants) in the public market following this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sale of our equity securities.


This registration statement and prospectus will permit some of our shareholders to sell up to an aggregate of 2,200,000 shares of our common stock from time to time, as long as we maintain the effectiveness of the registration statement and update the prospectus. The offering will close no later than 190 days after the effective date of the registration statement that includes this prospectus, which also offers for sale up to 5,000,000 shares of its common stock by Guardian to the public.

On September 20, 2004, all 8,200,000 of our common shares that are outstanding as of November 30, 2002 will be eligible to be sold pursuant to Rule 144, subject to the public information, volume limitation, manner of sale and notice conditions of the rule. On September 20, 2003, 1,000,000 of these shares will be eligible for sale without condition under Rule 144(k). 6,000,000 of these shares are held by affiliates and may be sold under Rule 144 only in compliance with the public information, volume limitation, manner of sale and notice conditions of the rule. The remaining 1,200,000 of these shares will be eligible for sale without condition under Rule 144(k) on November 4, 2003.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:
- public information-we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;
- volume limitation-during any three-month period, a shareholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;
- manner of sale-the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and
- notice-except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, shareholders who are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

TAX  CONSIDERATIONS

UNITED  STATES  TAXATION

POTENTIAL PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM UNDER U.S. FEDERAL, STATE, LOCAL AND APPLICABLE FOREIGN TAX LAWS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES. IT IS THE BELIEF OF GUARDIAN THAT THERE IS A RECIPROCAL TAX TREATY
BETWEEN  THE  UNITED  STATES  AND  CANADA.

UNDERWRITING

Guardian is offering the shares for sale on behalf of its shareholder holdings and has not contracted with an underwriter or broker to assist the holders to dispose of their shares. Accordingly, there will be no Underwriter discounts or broker commissions paid out by Guardian and Guardian will receive no proceeds from any sale of the shares offered by the selling shareholders.

This prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering of the shares in Canada or any province or territory thereof or in the United States or any state. Any offer or sale of the shares in Canada or the United States may only be made pursuant to registration or to an exemption from the requirement to file a prospectus in the province or territory of Canada or any state in the United States in which such offer or sale is made.
Prior to the offering, there has been no public market for the shares. The initial public offering price for the shares will be determined by negotiation between individual holders, their representatives and the purchaser. Among the factors to be considered in such negotiations are:
..    Prevailing  market  conditions;
..    The  market values of publicly traded companies that the parties believe to be  comparable  to  Guardian;
..    The  current  state  of  Guardian's  development  and its current financial condition;
..    The  history  of  and  prospects  for Guardian and the industry in which it competes;
..    The  prospects  for  future  revenues  and  earnings  of  Guardian;  and
..    Other  factors  deemed  relevant.

Application is to be made to have the shares approved for quotation on the over the counter Bulletin Board under a symbol to be applied for. Until the distribution of the shares is completed, rules of the Securities and Exchange Commission may limit the ability of certain selling group members to bid for and purchase the shares.

LEGAL  MATTERS

Legal matters relating to the legality of issuance of shares, their transferability and assessability, will be passed upon by Canadian counsel, Alixe B. Cormick of Venture Law Corporation, Suite 618-688 West Hastings St. Vancouver BC., Canada V6B 1P1.

EXPERTS

Our financial statements as of October 31, 2002 and for the period from August 15, 2002 (inception) to October 31, 2002 are included in the prospectus in reliance on the report of Pannell Kerr Forster, independent Chartered Accountants, issued upon the authority of Pannell Kerr Forster as experts in accounting and auditing.

INDEMNIFICATION  FOR  SECURITIES  ACT  LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


INFORMATION  AVAILABLE  TO  THE  PUBLIC

We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, and the exhibits and schedules thereto. You should refer to the registration statement for further information. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or document.

Upon declaration by the Securities and Exchange Commission of the effectiveness of the registration statement, we will become subject to the periodic reporting and other informational requirements of the United States Securities Exchange Act of 1934, as amended. Under the United States Securities Exchange Act of 1934, as amended, we will be required to file reports and other information with the Securities and Exchange Commission. Copies of the registration statement, its accompanying exhibits, as well as such reports and other information, when so filed, may be inspected without charge and may be obtained at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Securities and Exchange Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information regarding the Washington, D.C. Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. As a foreign private issuer, we are exempt from the rules under the United States Securities Exchange Act of 1934, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
We will furnish our shareholders with our annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with accounting principles generally accepted in the United States. We will also furnish our shareholders with our semi-annual or quarterly reports submitted to the Securities and Exchange Commission or NASD.


INDEX  TO  FINANCIAL  STATEMENTS

GUARDIAN  BIOTECHNOLOGIES  INC.
(A  Development  Stage  Company)
October  31,  2002
(U.S.  Funds)


                                                                           Page
                                                                           ----

Independent  Accountants'  Report  dated  November  28,  2002                37

Balance  Sheet  as  at  October  31,  2002                                   38

Statement  of  Operations for the period from inception through
    October 31, 2002                                                         39

Statement  of  Cash Flows for the period from inception through
    October 31, 2002                                                         40

Statement  of Shareholders' Equity for the period from inception
    through October 31,  2002                                                41

Notes  to  the  Financial  Statements                                        42

REPORT  OF  INDEPENDENT  CHARTERED  ACCOUNTANTS

TO  THE  BOARD  OF  DIRECTORS
OF  GUARDIAN  BIOTECHNOLOGIES  INC.
(A  Development  Stage  Company)

We have audited the balance sheet of Guardian Biotechnologies Inc. (A Development Stage Company) as at October 31, 2002 and the statements of operations, cash flows and shareholders' equity for the period from incorporation on August 15, 2002 to October 31, 2002. These financial statements are the responsibilities of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of the material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for out opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2002 and the results of operations and its cash flows for the period referred to above in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has had no operations and has no established source of revenue and needs additional financing in order to complete its business plan. This raises substantial doubt about the ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pannell  Kerr  Forster
Chartered  Accountants

Vancouver,  Canada
November  28,  2002




GUARDIAN BIOTECHNOLOGIES INC.
----------------------------------------------------
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
OCTOBER 31,2002
(US DOLLARS)





ASSETS

CURRENT
  Cash                                                $ 259,186
                                                      ----------

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities (note 5(a))$  40,496
                                                      ----------

STOCKHOLDERS' EQUITY

SHARE CAPITAL
  Authorized
    100,000,000 Common shares without par value
  Issued
    7,000,000 Common shares (note 5(a))                 318,569

OTHER COMPREHENSIVE LOSS                                 (1,672)

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE        (98,207)
                                                      ----------
                                                        218,690
                                                      ----------

                                                      $ 259,186
                                                      ----------

See notes to financial statements.

                                       38

GUARDIAN  BIOTECHNOLOGIES  INC.
--------------------------------
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  OPERATIONS
FOR THE PERIOD FROM INCORPORATION ON AUGUST 15, 2002 TO OCTOBER 31, 2002 (US DOLLARS)


EXPENSES
     Consultants  fees                 $    92,253
     Wages  and  benefits                    2,118
     Accounting  and  legal                  1,903
     Travel                                    946
     Rent                                      460
     Insurance                                 254
     Office  and  miscellaneous                213
     Licenses  and  dues                        60
                                            ------

NET  LOSS  FOR  PERIOD                  $  (98,207)

BASIC  LOSS  PER  SHARE                 $   (0.026)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING    3,831,169


See  notes  to  financial  statements.

GUARDIAN  BIOTECHNOLOGIES  INC.
--------------------------------
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  CASH  FLOWS
FOR THE PERIOD FROM INCORPORATION ON AUGUST 15, 2002 TO OCTOBER 31, 2002 (US DOLLARS)




OPERATING  ACTIVITIES
      Net  loss                                            $       (98,207)
                                                           ----------------

CHANGES  IN  NON-CASH  WORKING  CAPITAL

      Accounts  payable  and  accrued  liabilities                  40,496
                                                           ----------------
CASH  USED  IN  OPERATING  ACTIVITIES                              (57,711)
                                                           ----------------
FINANCING  ACTIVITY
      Issuance  of  common  shares                                 318,569
                                                           ----------------

INFLOW  OF  CASH                                                   260,858
EFFECT  OF  FOREIGN  CURRENCY  TRANSLATION  ON  CASH                (1,672)
                                                           ----------------

CASH,  END  OF  PERIOD                                     $       259,186
                                                           ----------------


See  notes  to  financial  statements.



GUARDIAN BIOTECHNOLOGIES INC.
-------------------------------------------------------------------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM INCORPORATION ON AUGUST 15, 2002 TO OCTOBER 31, 2002
(US DOLLARS)



                              Per Share                          Common Shares       Deficit During                 Shareholders'
                                                              ---------------------       the        Comprehensive
                                                                                      Development         loss
                                Amount      Consideration     Number       Amount        Stage                         Equity
                              ---------     -------------     ----------   --------  --------------  -------------  -------------
Shares Issued
  September 16, 2002          $ 0.0006          Cash          2,000,000    $  1,269                                  $    1,269
  September 20, 2002          $  0.063          Cash          5,000,000     317,300                                     317,300
Other Comprehensive Loss                                                                                   (1,672)       (1,672)
Loss for Period                                                                           (98,207)                      (98,207)
                              ---------     -------------     ----------   --------  --------------  -------------  -------------
Balance
  October 31, 2002                                            7,000,000    $318,569    $  (98,207)    $    (1,672)   $  218,690
                              ---------     -------------     ----------   --------  --------------  -------------  -------------

See  notes  to  financial  statements.

GUARDIAN  BIOTECHNOLOGIES  INC.
(A  Development  Stage  Company)
Notes  to  Financial  Statements
For the Period from Incorporation on August 15, 2002 to October 31, 2002 (US Dollars)


1.  NATURE  OF  OPERATIONS

The Company was incorporated August 15, 2002 under the Canada Business Corporation Act and is registered under the Business Corporation's Act of Saskatchewan. Planned principal operations have not commenced and most of the Company's efforts have been devoted to financial planning, raising capital and developing a business plan. There has been no revenue generated to October 31, 2002. The Company's principal business activities will include the development of therapeutic proteins for medical and veterinary use and the production of industrial and cosmetic enzymes. The Company will also distribute lab equipment, plastic consumable products, and genetically modified organism testing kits.


The Company is a development stage company. To date, the Company has generated no revenues from operations. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to raise additional equity financing. There is no guarantee that the Company will be able to raise any equity financing and there is substantial doubt regarding the Company's ability to continue as a going concern. Development stage financial reporting will be used until the Company's principal business activities generate significant revenues.

2.  SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Basis  of  Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. Dollars for the convenience of the readers.

(b)      Currency  translation

Amounts recorded in Canadian dollars, the functional currency of the Company, are translated into United States dollars for reporting purposes as follows:

(i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date; and
(ii)    Revenues  and  expenses  at  the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are excluded from net loss for the period and are accumulated as a separate component of stockholders' equity

(c)     Comprehensive  Income  (loss)

Other comprehensive income (loss) includes revenues and expenses and unrealized gains and losses that under accounting principles generally accepted in the United States are excluded from net income (loss) and are recorded directly as an adjustment to stockholders' equity, net of tax. When the unrealized gains and losses are realized they are reclassified from other comprehensive income and included in net income. The Company's other comprehensive income (loss) is composed of unrealized gains and losses from foreign currency translation adjustment.

(d)  Revenue  recognition

The Company recognizes revenue when pervasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is assured. This policy is in compliance with SAB 101. Product and commodity revenues are recognized, net of trade discounts and allowances, upon shipment and when all significant contractual obligations have been satisfied and collection is reasonably assured. Service fees are recognized ratably over the contractual period or when rendered in accordance with all terms and conditions of customer contracts, upon acceptance by the customer, and when collection is reasonably assured.

3.  RELATED  PARTY  TRANSACTIONS

During the period, the Company paid a total of $6,343 to two officers and directors for consulting fees and wages.

At October 31, 2002 there were 5,000,000 common shares owned by Nexgen Biotechnologies, Inc., a Korean Company, representing 71.4 % of the total outstanding at that date.

4.  SUBSEQUENT  EVENTS

(a)  On November 4, 2002, the Company issued 1,200,000 common shares valued at $
0.05 CDN per share in settlement of compensation for professional services for $ 60,000 CDN provided by unrelated third parties which were included in accounts payable at October 31, 2002 in the amount of $38,028.

(b) The Company is in the process of filing a form F-1 Registration Statement with the Securities and Exchange Commission to register for sale 2,200,000 shares of common stock presently held by shareholders and 5,000,000 shares offered by the Company to net the Company $317,300.

5.  COMPREHENSIVE  LOSS


                                            Period from
                                             August 15,
                                                2002
                                                 to
                                             October 31,
                                                2002
                                          ---------------

Net  loss                                 $     (98,207)
Other
     comprehensive
     income  (loss)                              (1,672)
                                          ---------------

Comprehensive
     loss                                 $     (99,879)
                                          ---------------

PART  II
INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  13.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION
The following table sets forth the estimated expenses, other than the underwriting discounts and commission, payable by the Registrant in connection with the offering described in the Registration Statement
(all  amounts  are  estimated  including  the  SEC  registration  fee):
                                ITEM                           AMOUNT ($)
                                ----                           ----------
                 SEC Registration Fee                        US$   720.00
                 --------------------                        ------------
                 EDGAR Filing Expenses                          $2,000.00
                 ---------------------                       ------------
                 Transfer Agent Fees                            $1,500.00
                 -------------------                         ------------
                 Legal Fees                                     $8,000.00
                 ----------                                  ------------
                 Accounting Fees                                $4,000.00
                 ---------------                             ------------
                 Printing Costs                                 $3,000.00
                 --------------                              ------------
                 Miscellaneous                                  $3,000.00
                 -------------                               ------------
                 TOTAL                                       US$22,220.00
                 ----------------                            ------------

ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
There is no current provision for the indemnification of the officers and directors of Guardian pursuant to their involvement with the offering of this prospectus.

ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES
Set forth below is information regarding the sales and issuances of our securities without registration since inception, August 15, 2002.

Pursuant to a subscription agreement dated September 16, 2002, we issued 2,000,000 shares of our common stock to Dr. Sun Lee for US$1,269.00. Subsequently, Dr. Lee transferred 500,000 shares to Song Do Chung and 500,000 shares to Mi Kyung Youn. The selling shareholders in this prospectus include all those persons who received shares of common stock in connection with the transfer of the shares.
On September 20, 2002 we completed a private placement offering of 5,000,000 shares of our common stock at an offering price of US$0.063 per share. Gross proceeds from the offer and sale were US$317,300.00. No commission or other payment was made with respect to the funds raised.
On November 4, 2002 we issued a total of 1,200,000 shares of our common stock in exchange for services rendered to Guardian that were valued at US$38,028. The following entities received the shares for providing the services: Worldcup Finance Ltd., Penn Capital Canada Ltd. and both are included in the selling shareholders in this prospectus.
  All of the securities described above were offered and issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES
The  following  Exhibits  are  attached  to  this  registration  statement:

3.1          Amended  Articles  of  Incorporation  and articles of incorporation
3.2          Bylaws
5.1          Opinion  of  Law  offices  of  Alixe  B.  Cormick
7.1          Sole  Distribution  Agreement  for  Toylab  Small  Tools
7.2          Memorandum  of  Understanding
7.3          Material  Transfer  Agreement  (Hyperthyroidism)
8.1          Subscription  Agreement
10.1          Consulting  Service  Agreement
10.2          Employment  Agreement
23.1          Consent  of  Pannell  Kerr  Forster,  Independent  Accountants

ITEM  17.  UNDERTAKINGS
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


The  undersigned  registrant  hereby  undertakes  that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saskatoon, Canada, on February 13, 2003.

                                                   GUARDIAN BIOTECHNOLOGIES INC.
                                                                     /s/ Sun Lee
                                                                   NAME: SUN LEE
                                                  Title: President and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Macpherson, PhD and Paul Arnison, PhD, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons on February 13, 2003, in the capacities indicated.
                                                             SIGNATURE AND TITLE

                                                                    /s/ Sun Lee
                                                                    ------------
                                                                         SUN LEE
                                               Director, President and Treasurer

                                                             /s/James Macpherson
                                                             -------------------
                                                                JAMES MACPHERSON
                                                          Director and Secretary

                                                               /s/ Paul Arnison
                                                               -----------------
                                                                    PAUL ARNISON
                                                                        Director

SIGNATURE  OF  AUTHORIZED  REPRESENTATIVE  OF  THE  REGISTRANT
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America GUARDIAN BIOTECHNOLOGIES INC. has signed this Registration Statement or amendment thereto in the City of Saskatoon, Province of Saskatchewan, on December 4, 2002. Target Group
/s/  Hyun J. You:
NAME:Hyun J. You
TITLE:  MANAGING  DIRECTOR
II-5

                                  EXHIBIT INDEX

EXHIBIT  NO.     DESCRIPTION

3.1          Amended  Articles  of  Incorporation  and Articles of Incorporation
3.2          Bylaws
5.1          Opinion  of  Law  offices  of  Alixe  B.  Cormick
7.1          Sole  Distribution  Agreement  for  Toylab  Small  Tools
7.2          Memorandum  of  Understanding
7.3          Material  Transfer  Agreement  (Hyperthyroidism)
8.1          Subscription  Agreement
10.1         Consulting  Service  Agreement
10.2         Employment  Agreement
23.1         Consent  of  Pannell  Kerr  Forster,  Independent  Accountants